SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
of 1934
(Amendment No. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

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Zoom Technologies, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ZOOM TECHNOLOGIES, INC.

207 South Street
Boston, MA 02111

May 19, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Zoom Technologies, Inc. to be held on Friday, June 23, 2006 at the headquarters of Zoom Technologies, 207 South Street, Boston, Massachusetts 02111. The location is near South Station in downtown Boston.

A buffet breakfast will be available starting at 9:15 a.m. Eastern time, and the meeting will begin at 10:00 a.m. Officers and directors will be available for discussion before and after the meeting. After the short formal part of the meeting, there will be a business presentation and a question-and-answer period.

Whether or not you plan to attend, we urge you to sign and return the enclosed proxy so that your shares will be represented at the meeting. If you change your mind about your proxy at the meeting, you can withdraw your proxy and vote in person.

I look forward to seeing those of you who will be able to attend.

Frank Manning President

ZOOM TECHNOLOGIES, INC.

207 South Street
Boston, MA 02111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Zoom Technologies, Inc. will be held on Friday, June 23, 2006 at 10:00 a.m., Eastern time, at Zoom's headquarters located at 207 South Street, Boston, Massachusetts 02111, for the following purposes:

1.	To elect five (5) directors to serve for the ensuing year and until their successors are duly elected.

2.	To transact any other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 26, 2006 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and any continuation or adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope. Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Frank Manning President

Boston, Massachusetts
May 19, 2006

IMPORTANT: YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED, SO THAT IF YOU ARE UNABLE TO ATTEND THE MEETING YOUR SHARES MAY NEVERTHELESS BE VOTED. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF ZOOM A WRITTEN REVOCATION, BY EXECUTING A PROXY AT A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

THANK YOU FOR ACTING PROMPTLY.

ZOOM TECHNOLOGIES, INC.
PROXY STATEMENT FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 23, 2006

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Zoom Technologies, Inc. ("Zoom"), for use at the Annual Meeting of Stockholders to be held on Friday, June 23, 2006 at 10:00 a.m. Eastern time (the "Annual Meeting"), or at any continuation or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the headquarters of Zoom located at 207 South Street, Boston, Massachusetts 02111. This proxy statement, the accompanying Notice of the Annual Meeting, proxy card, and Zoom's Annual Report on Form 10-K for the year ending December 31, 2005 are first being mailed to stockholders on or about May 19, 2006.

Record Date, Stock Ownership and Voting

Only stockholders of record at the close of business on April 26, 2006 are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on April 26, 2006 there were outstanding and entitled to vote 9,346,966 shares of common stock, par value $.01 per share ("Common Stock"). Each stockholder is entitled to one vote for each share of Common Stock. One-third of the shares of Common Stock outstanding and entitled to vote is required to be present or represented by proxy at the Annual Meeting in order to constitute the quorum necessary to take action at the Annual Meeting.

The five (5) nominees for the Board of Directors who receive the greatest number of votes cast by stockholders present in person or represented by proxy and entitled to vote thereon will be elected directors of Zoom.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting. The inspector of elections will treat abstentions as shares of Common Stock that are present and entitled to vote for purposes of determining a quorum. Abstentions will have no effect on the outcome of the vote for the election of directors. Shares of Common Stock held of record by brokers who do not return a signed and dated proxy or do not comply with the voting instructions will not be considered present at the Annual Meeting, will not be counted towards a quorum and will not be voted in the election of directors. Shares of Common Stock held of record by brokers who return a signed and dated proxy or comply with the voting instructions but who fail to vote on the election of directors will be considered present at the Annual Meeting and will count toward the quorum but will have no effect on the proposal not voted.

Revocability of Proxies

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before it is voted. It may be revoked by filing a written notice of revocation with the Secretary of Zoom at Zoom's headquarters, 207 South Street, Boston, Massachusetts 02111, by duly executing a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation

All costs of this solicitation of proxies will be borne by Zoom. Zoom may reimburse banks, brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, fax, electronic mail, or personal solicitations by directors, officers, or employees of Zoom. No additional compensation will be paid for any such services.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

A board of five (5) directors is to be elected at the Annual Meeting. The Board of Directors, upon the recommendation of the Nominating Committee, has nominated the persons listed below for election as directors of Zoom. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. All nominees are currently directors of Zoom. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee, if any, who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The proposed nominees are not being nominated pursuant to any arrangement or understanding with any person. Each director elected will hold office until the next Annual Meeting or until his successor is duly elected or appointed and qualified, unless his office is earlier vacated in accordance with the Certificate of Incorporation of Zoom or he becomes disqualified to act as a director. The five (5) nominees who receive the greatest number of votes cast by stockholders present, in person or by proxy, and entitled to vote at the Annual Meeting, will be elected directors of Zoom.

Background of Nominees

Name	Age	Principal Occupation	Director Since
Frank B. Manning	57	Chief Executive Officer, President and Chairman of the Board of Zoom Technologies, Inc.	1977
Peter R. Kramer	54	Executive Vice President and Director of Zoom Technologies, Inc.	1977
Bernard Furman (1)	76	Consultant	1991
J. Ronald Woods (1)	70	President of Rowood Capital Corp.	1991
Joseph J. Donovan (1)	56	Director of Education Programs at Suffolk University's Sawyer School of Management	2005

(1)	Current members of the Audit, Nominating and Compensation Committees.

Frank B. Manning is a co-founder of Zoom and has been President, Chief Executive Officer and a Director of Zoom since May 1977, and Chairman of the Board since 1986. He earned his B.S., M.S. and Ph.D. degrees in Electrical Engineering from the Massachusetts Institute of Technology, where he was a National Science Foundation Fellow. Mr. Manning was a director of Microtouch Systems, Inc., a Nasdaq-listed leader in touchscreen technology, from 1993 until its acquisition by 3M in 2001. Since 1998 Mr. Manning has served as a director of the Massachusetts Technology Development Corporation, a public purpose venture capital firm that invests in seed and early-stage technology companies in Massachusetts. Frank B. Manning is the brother of Terry Manning, Vice President of Sales and Marketing of Zoom.

Peter R. Kramer is a co-founder of Zoom and has been Executive Vice President and a Director of Zoom since May 1977. He earned his B.A. degree in 1973 from SUNY Stony Brook and his M.F.A. degree from C.W. Post College in 1975.

Bernard Furman has been a Director of Zoom since 1991. Mr. Furman, currently retired, has served as a consultant to various companies, including Timeplex, Inc. (formerly listed on the New York Stock Exchange), a world leader in large capacity multiplexer and network management products. He was a co-founder of Timeplex and served as its General Counsel and as member of its Board of Directors from its inception in 1969, and in 1984 also became Vice Chairman, Chief Administrative Officer and a member of the Executive Committee of the Board, holding all such positions until Timeplex was acquired by Unisys Corporation in 1988.

J. Ronald Woods has been a Director of Zoom since 1991. Since November 2000 Mr. Woods has served as President of Rowood Capital Corp., a private investment Company. From June 1996 to November 2000 Mr. Woods served as Vice President-Investments of Jascan, Inc., a private investment holding company. Prior to that, Mr. Woods served as Vice President-Investments of Conwest Exploration Corporation Ltd., a resource holding company based in Toronto from 1987 to June 1996. He also served as a director, major shareholder and head of research and corporate finance for Merit Investment Corporation, a stock brokerage firm, from 1972 through 1987, and served as the President of Merit Investment Corporation from 1984 through 1987. He is a former Governor of the Toronto Stock Exchange and is currently a director of Anterra Corporation, Inc. and Magnus Energy Ltd.

Joseph J. Donovan has been a Director of Zoom since 2005. Since March 2004 Mr. Donovan has served as the Director of Education Programs of Suffolk University's Sawyer School of Management on the Dean College campus, and he is responsible for the administration of undergraduate and graduate course offerings at Dean College. Mr. Donovan also serves as an adjunct faculty member at Suffolk University's Sawyer School of Management. He teaches Money and Capital Markets, Managerial Economics, and Managerial Finance in the Graduate School of Business Administration at Suffolk University. Mr. Donovan served as the Director of Emerging Technology Development for the Commonwealth of Massachusetts' Office of Emerging Technology from January 1993 through October 2004. Mr. Donovan also served as a director of the Massachusetts Technology Development Corporation, the Massachusetts Emerging Technology Development Fund, and the Massachusetts Community Development Corporation. He received a Bachelor of Arts in Economics and History from St. Anselm College in Manchester, N.H. and a Master's Degree in Economics and Business from the University of Nebraska.

Board of Directors' Meetings and Committees

The Board of Directors held seven (7) meetings during the year ending December 31, 2005. Each current director attended at least 75% of the meetings of the Board of Directors and each Committee on which he served. All of Zoom's directors are encouraged to attend Zoom's annual meeting of stockholders. All of Zoom's directors other than Mr. Furman who were serving at the time were in attendance at Zoom's 2005 Annual Meeting.

Standing committees of the Board include an Audit Committee, a Compensation Committee and a Nominating Committee. During 2005 Messrs. Donovan, Furman and Woods served as the members of each of these Committees. Effective June 24, 2005 Mr. L. Lamont Gordon, a director of Zoom since 1991, resigned as a director and was replaced by Mr. Donovan. Prior to Mr. Gordon’s resignation, he served as a member of Zoom’s Audit Committee, Compensation Committee and Nominating Committee.

Board Independence. The Board of Directors has reviewed the qualifications of Messrs. Donovan, Furman and Woods and has determined that each individual is "independent" as such term is defined under the current listing standards of the Nasdaq Stock Market. In addition, each member of the Audit Committee is independent as required under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. Prior to his resignation in June 2005, the Board of Directors reviewed the qualifications of Mr. Gordon and determined that he qualified as an “independent” director under the Nasdaq Stock Market listing standards.

Audit Committee. Messrs. Donovan, Furman and Woods are currently the members of the Audit Committee. The Board of Directors has determined that Mr. Woods qualifies as an "audit committee financial expert" as defined by applicable SEC rules.

The Audit Committee operates under a written charter adopted by the Board of Directors, which is publicly available on Zoom's website at www.zoom.com. Under the provisions of the Audit Committee Charter, the primary functions of the Audit Committee are to assist the Board of Directors with the oversight of (i) Zoom's financial reporting process, accounting functions and internal controls and (ii) the qualifications, independence, appointment, retention, compensation and performance of Zoom's independent registered public accounting firm. The Audit Committee is also responsible for the establishment of "whistle-blowing" procedures, and the oversight of certain other compliance matters. The Audit Committee held seven (7) meetings during 2005. See "Audit Committee Report" below.

 Compensation Committee. Messrs. Donovan, Furman and Woods are currently the members of Zoom's Compensation Committee. The primary functions of the Compensation Committee include (i) reviewing and approving Zoom's executive compensation, (ii) reviewing the recommendations of the Chief Executive Officer regarding the compensation of senior officers, (iii) evaluating the performance of the Chief Executive Officer, and (iv) overseeing the administration of, and the approval of grants of stock options and other equity awarded under Zoom's stock option plans. A copy of the Compensation Committee's written charter is publicly available on Zoom's website at www.zoom.com. The Compensation Committee held one (1) meeting during 2005.

 Nominating Committee. Messrs. Donovan, Furman, and Woods are currently the members of Zoom's Nominating Committee. The primary functions of the Nominating Committee are to (i) identify, review and evaluate candidates to serve as directors of Zoom, and (ii) make recommendations to the Board of candidates for all directorships to be filled by the stockholders or the Board.

The Nominating Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate's personal integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to recommend a candidate for director for election at the 2007 Annual Meeting of Stockholders, it must follow the procedures described in "Deadline for Receipt of Stockholder Proposals and Recommendations for Director."

A copy of the Nominating Committee's written charter is publicly available on Zoom's website at www.zoom.com. The Nominating Committee held one (1) meeting during 2005.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management Zoom's audited consolidated financial statements for the year ended December 31, 2005. The Audit Committee has also discussed with KPMG LLP, Zoom's independent registered public accounting firm for the year ended December 31, 2005, the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. As required by Independence Standards Board Standard No. 1, as amended, "Independence Discussion with Audit Committees," the Audit Committee has received and reviewed the required written disclosures and a confirming letter from KPMG LLP regarding their independence, and has discussed the matter with KPMG.

Based on its review and discussions of the foregoing, the Audit Committee recommended to the Board of Directors that Zoom's audited consolidated financial statements for 2005 be included in Zoom's Annual Report on Form 10-K for the year ended December 31, 2005.

Audit Committee: Joseph Donovan Bernard Furman J. Ronald Woods

Directors' Compensation

Each non-employee director of Zoom receives a fee of $500 per quarter plus a fee of $500 for each meeting at which the director is personally present. Travel and lodging expenses are also reimbursed.

Each non-employee director of Zoom is also granted stock options under Zoom's 1991 Directors Stock Option Plan, as amended (the "Directors Plan"). Currently the non-employee directors of Zoom are Joseph Donovan, Bernard Furman and J. Ronald Woods.

The Directors Plan provides in the aggregate that 450,000 shares of Common Stock (subject to adjustment for capital changes) may be issued upon the exercise of options granted under the Directors Plan. Each non-employee director automatically receives an option to purchase 12,000 shares of Common Stock on January 10 and July 10 of each year. The exercise price for the options granted under the Directors Plan is the fair market value of the Common Stock on the date the option is granted. During 2005 Messrs. Furman and Woods each received options to purchase 24,000 shares of Common Stock at an average exercise price of $2.82 per share, Mr. Gordon received options to purchase 12,000 shares of Common Stock at an exercise price of $3.31, and Mr. Donovan received options to purchase 12,000 shares of Common Stock at an exercise price of $2.32.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Zoom's Common Stock as of April 10, 2006 by (i) each person who is known by Zoom to own beneficially more than five percent (5%) of Zoom's Common Stock, (ii) each of Zoom's directors and nominees for director and each Named Executive Officer listed below in the Summary Compensation Table under the heading "Executive Compensation", and (iii) all of Zoom's current directors and executive officers as a group. On April 10, 2006 there were 9,346,966 issued and outstanding shares of Zoom's Common Stock. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to the shares listed. The information contained in this table is based upon information received from or on behalf of the named individuals or from publicly available information and filings by or on behalf of those persons with the SEC.

Name	Number of Shares Beneficially Owned	% of Common Stock

Frank B. Manning(1) (2)	776,246	7.7%
c/o Zoom Technologies, Inc.
207 South Street
Boston, MA 02111

Peter R. Kramer(3)	705,978	7.0%
c/o Zoom Technologies, Inc.
207 South Street
Boston, MA 02111

Bernard Furman(4)	64,000	.*

J. Ronald Woods(5)	53,000	.*

Joseph J. Donovan(6)	12,000	.*

Robert A. Crist(7)	60,000	.*

Deena Randall(8)	56,000	.*

Terry Manning (2)(9)	146,710	1.5%

All current Directors and Executive	1,906,434	16.9%
Officers as a group (9 persons) (10)

*Less than one percent of shares outstanding.

(1)
Includes 150,000 shares that Mr. Frank Manning has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 10, 2006. Includes 3,368 shares held by Mr. Frank Manning's daughter, as to which he disclaims beneficial ownership.

(2)	Terry Manning and Frank B. Manning are brothers.

(3)	Includes 120,000 shares that Mr. Kramer has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 10, 2006.

(4)	Includes 36,000 shares the Mr. Furman has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 10, 2006.

(5)	Includes 36,000 shares that Mr. Woods has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 10, 2006.

(6)	Includes 12,000 shares the Mr. Donovan has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 10, 2006.

(7)	Includes 60,000 shares that Mr. Crist has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 10, 2006.

(8)	Includes 56,000 shares that Ms. Randall has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 10, 2006.

(9)	Includes 50,000 shares that Mr. Terry Manning has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 10, 2006.

(10)
Includes an aggregate of 520,000 shares that the current directors and Named Executive Officers listed above have the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 10, 2006. Also includes an additional 32,500 shares that executive officers not listed above have the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 10, 2006.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table shows, for the years ending December 31, 2005, 2004 and 2003, the compensation of each person who served as Chief Executive Officer and the four most highly compensated executive officers of Zoom whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to Zoom during the last completed year (the "Named Executive Officers").
		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year End	Salary	Bonus	Other Annual Compensation	Securities Underlying Options	All Other Compensation(3)

Frank B. Manning,	12/31/05	$129,272	-0-	$13,549(1)	100,000	$1,700
Chief Executive Officer,	12/31/04	$129,272	-0-	-0-	-0-	$1,700
President and Chairman	12/31/03	$129,272	-0-	-0-	100,000	$1,700
of the Board

Peter R. Kramer,	12/31/05	$129,272	-0-	-0-	80,000	$ 909
Executive Vice President	12/31/04	$129,272	-0-	-0-	-0-	$ 909
and Director	12/31/03	$129,272	-0-	-0-	80,000	$ 909

Robert A. Crist,	12/31/05	$147,264	-0-	$ 4,080(2)	40,000	$ 770
Vice President of Finance	12/31/04	$147,264	-0-	$ 4,080(2)	-0-	$ 770
and Chief Financial	12/31/03	$147,264	-0-	$ 4,080(2)	40,000	$ 770
Officer

Deena Randall,	12/31/05	$128,336	-0-	-0-	50,000	$ 216
Vice President of	12/31/04	$128,336	-0-	-0-	-0-	$ 216
Operations	12/31/03	$128,336	-0-	-0-	40,000	$ 216

Terry Manning,	12/31/05	$123,500	-0-	-0-	40,000	$ 202
Vice President of	12/31/04	$123,500	-0-	-0-	-0-	$ 202
Sales and Marketing	12/31/03	$123,500	-0-	-0-	30,000	$ 202

(1)	Consists of amounts paid as a cash-out of some accrued and unused vacation time.

(2)	Consists solely of amounts paid for parking expenses.

(3)	Consists of insurance premiums paid by Zoom for the term life insurance policy for the benefit of the Named Executive Officer.

Option Grants in Last Fiscal Year

The following table sets forth certain information with respect to stock options granted to the Named Executive Officers during the fiscal year ending December 31, 2005.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
	Number of Securities Underlying Options	% of Total Options Granted to Employees in	Exercise or Base Price Per	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Granted (1)	Fiscal Year	Share	Date	5%	10%
Frank B. Manning	100,000	14.14%	$2.45	05/05/08	$38,618	$81,095
Peter R. Kramer	80,000	11.32%	$2.45	05/05/08	$30,895	$64,876
Robert A. Crist	40,000	5.66%	$2.45	05/05/08	$15,447	$32,438
Deena Randall	50,000	7.07%	$2.45	05/05/08	$19,309	$40,548
Terry Manning	40,000	5.66%	$2.45	05/05/08	$15,447	$32,438

(1)
The options were granted under the 1990 Stock Option Plan, as amended. In general , options awarded under the 1990 Stock Option Plan, are subject to a vesting schedule pursuant to which the options become exercisable at a rate of 50% per year commencing one year after the date of grant provided the holder of the option remains employed by Zoom. Options generally may not be exercised later than 36 months after the date of grant. On October 26, 2005, the Company accelerated the vesting of all stock options (including 50% of those identified in this table) that were scheduled to vest on or before May 6, 2006. The primary purpose of the acceleration of the vesting of these stock options was to reduce the Company’s future reported compensation expense upon the planned adoption of SFAS 123R, “Shares Based Payment,” which became effective January 1, 2006.

(2)	The assumed rates are compounded annually for the full term of the options and do not represent Zoom’s estimate or projection of future Common Stock prices.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the year ended December 31, 2005 and unexercised options held as of December 31, 2005.

AGGREGATED OPTION EXERCISES IN 2005
AND 12/31/2005 OPTION VALUES

Name	Shares Acquired On Exercise	Value Realized in 2005	Number of Securities Underlying Unexercised Options at 12/31/05		Value of Unexercised In-the-Money Options At 12/31/05 ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Frank B. Manning	100,000	$149,518	150,000	50,000	-0-	-0-
Peter R. Kramer	80,000	$110,400	120,000	40,000	-0-	-0-
Robert A. Crist	0	-0-	60,000	20,000	-0-	-0-
Deena M. Randall	27,000	$ 34,544	56,000	25,000	-0-	-0-
Terry Manning	35,000	$ 57,289	50,000	20,000	-0-	-0-

(1)
Based upon the $1.40 closing price of Zoom's Common Stock on December 31, 2005 on the Nasdaq Capital Market. As of December 31, 2005, no Named Executive Officer held options, exercisable or unexercisable, with an exercise price of less than $1.40 per share.

Options to purchase Zoom's Common Stock have been granted to executive officers and other employees of Zoom under Zoom's 1990 Stock Option Plan. Options to purchase Zoom's Common Stock may also be granted to employees who are neither officers nor directors of Zoom under Zoom's 1998 Employee Equity Incentive Plan, as amended (the "1998 Equity Incentive Plan"). The 1990 Stock Option Plan and the 1998 Plan are each administered by the Compensation Committee of the Board of Directors. In addition, from time to time, the Board of Directors has authorized Mr. Manning to award a limited number of options under the 1998 Equity Incentive Plan throughout the year.

Insider Participation in Compensation Decisions

Decisions regarding executive compensation are made by the Compensation Committee. The Compensation Committee, currently consisting of Messrs. Donovan, Furman, and Woods, is also responsible for administering the 1990 Stock Option Plan and the 1998 Equity Incentive Plan, including determining the individuals to whom stock options are awarded, the terms upon which option grants are made, and the number of shares subject to each option granted under the 1990 Stock Option Plan and the 1998 Equity Incentive Plan. No member of the Compensation Committee is a former or current officer or employee of Zoom. Mr. Manning and Mr. Kramer, both of whom are executive officers and directors of Zoom, made recommendations to the Compensation Committee regarding the granting of stock options and participated in deliberations of the Compensation Committee concerning executive officer compensation. Neither Mr. Manning nor Mr. Kramer participated in any vote establishing their compensation.

Compensation Committee Report on Executive Compensation

The primary objectives of the Compensation Committee in developing executive compensation policies are to enhance the performance of Zoom by closely aligning the financial interests of Zoom's executive officers with those of its stockholders and to attract and retain key executives important to the long-term success of Zoom. To effect these objectives, Zoom pays its executive officers what the Compensation Committee believes to be relatively low cash compensation while providing those officers with performance-based long-term incentive compensation and the opportunity to build an ownership interest in Zoom through the granting of stock options. None of Zoom's executive officers received a bonus for 2005. Any future bonuses will be determined by the Compensation Committee, based on their subjective determination and the future performance of Zoom.

Frank B. Manning, Zoom's Chief Executive Officer, received cash compensation for the year ending December 31, 2005, in the amount of $129,272. The Compensation Committee has not conducted any surveys of salaries of executive officers, but based upon its experience believes that the cash compensation of its executive officers, including the compensation received by Mr. Manning, is low compared to the cash compensation of comparable executive officers in similarly situated companies. The low level of compensation of Mr. Manning reflects Mr. Manning's request to limit his cash compensation in favor of stock options.

During fiscal 2005 Mr. Manning was granted options to purchase 100,000 shares of Common Stock at an exercise price of $2.45 per share. Other executive officers as a group were granted options to purchase 235,000 shares of Common Stock at an exercise price of $2.45 per share. In determining the number of options to be granted to the executive officers, the Compensation Committee reviews recommendations provided by Mr. Manning, the Chief Executive Officer, and makes a subjective determination regarding that recommendation based upon the following criteria: (i) the level of cash compensation; (ii) the compensation paid by companies that might compete with Zoom for the employee’s services; and (iii) the individual executive officer. No particular weight is given to any of these factors, rather each executive officer’s total compensation package is reviewed as a whole, and recommendations from the Chief Executive Officer are given deference absent countervailing concerns.

Compensation Committee: Joseph Donovan Bernard Furman J. Ronald Woods

Performance Graph

The following graph compares the annual change in Zoom's cumulative total stockholder return for the five (5) year period from December 31, 2000 through December 31, 2005, based upon the market price of Zoom's Common Stock, with the cumulative total return on the Standard & Poor's 500 Stock Index and the Standard & Poor's Information Technology Composite Index for that period.

The Performance Graph assumes the investment of $100 on December 31, 2000 in Zoom's Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's Information Technology Composite Index, and the reinvestment of any and all dividends.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, Zoom directors and officers, as well as any person holding more than ten percent (10%) of Zoom's Common Stock, are required to report initial statements of ownership of Zoom's securities and any subsequent changes in such ownership to the Securities and Exchange Commission. Specific filing deadlines of these reports have been established and Zoom is required to disclose in this proxy statement any failure to file by these dates during the year ending December 31, 2005. Based on a review of such reports, and on written representations from reporting persons, Zoom believes that all Section 16(a) filing requirements were complied with during 2005, except as follows: one transaction was inadvertently reported one day late on behalf of Mr. Terry Manning involving a stock option exercise by such person on March 21, 2005 under Zoom's 1990 Stock Option Plan.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed UHY LLP (“UHY”) as Zoom’s principal accountants and independent registered public accounting firm, to audit the consolidated financial statements of Zoom for the year ending December 31, 2006. KMPG LLP (“KPMG”) served as Zoom’s principal accountants and independent registered public accounting firm for the year ended December 31, 2005. A representative of each of KPMG LLP and UHY LLP will be present at the meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

Previous independent registered public accounting firm

On April 6, 2006, the appointment of KPMG as Zoom’s principal accountants and independent registered public accounting firm was terminated. This action was approved by Zoom’s Audit Committee. KPMG’s reports on Zoom’s consolidated financial statements for the fiscal years ended December 31, 2005 and 2004 did not contain any adverse opinion or a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with the audits of Zoom’s fiscal years ended December 31, 2005 and 2004 and through April 6, 2006, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference thereto in its reports on Zoom’s financial statements for such years. In connection with the audits of Zoom’s fiscal years ended December 31, 2005 and 2004 and through April 6, 2006, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

Zoom requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated April 12, 2006, was filed as Exhibit 16.1 to Zoom’s Current Report on Form 8-K filed with the SEC on April 12, 2006.

New independent registered public accounting firm

On April 6, 2006, upon the approval of Zoom’s Audit Committee, UHY was engaged as its principal accountants and the independent registered public accounting firm. The appointment became effective on April 21, 2006. During Zoom’s fiscal years ended December 31, 2005 and 2004 and through April 6, 2006, Zoom did not consult with UHY regarding any of the matters or events set forth in Item 304(a)(2)(i) and Item 304(a)(2)(ii) of Regulation S-K. The principal reason for the new engagement of UHY was the substantially lower fees expected to be charged by UHY in connection with Zoom’s 2006 audit as compared to the fees quoted by KPMG.

Principal Accountant Fees and Services

The following table summarizes the fees of KPMG, Zoom’s principal accountants and independent registered public accounting firm, during the years ended December 31, 2005 and 2004, billed to Zoom for each of the last two years for audit services and for other services:

FEE CATEGORY	2005	2004
Audit fees (1)	$134,991	$125,291
Audit-related fees (2)	2,500	38,784
Tax fees (3)	22,040	23,340
All other fees (4)	-	-
Total fees	$159,531	$187,415

(1)
Audit Fees. Consists of fees billed for professional services rendered for the audit of Zoom’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG in connection with statutory filings and engagements.

(2)
Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Zoom’s consolidated financial statements and are not reported under "Audit Fees" and acquisition-related fees for a non-consummated acquisition transaction.

(3)
Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. In 2005 and 2004 these services were comprised primarily of services for federal, state and international tax compliance.

(4)	All Other Fees. Consists of fees for products and services other than the services reported above. During 2005 and 2004, no such services were provided.

Audit Committee Policy on Pre-Approval of Services of Independent Registered Public Accounting Firm

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Code of Ethics

Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, Zoom has adopted a Code of Ethics for Senior Financial Officers that applies to Zoom's principal executive officer and its principal financial officer, principal accounting officer and controller, and other persons performing similar functions. Zoom's Code of Ethics for Senior Financial Officers is publicly available on its website at www.zoom.com. If Zoom makes any amendments to this Code of Ethics or grants any waiver, including any implicit waiver, from a provision of this Code of Ethics to Zoom's principal executive officer, principal financial officer, principal accounting officer, controller or other persons performing similar functions, Zoom will disclose the nature of such amendment or waiver, the name of the person to whom the waiver was granted and the date of waiver in a current report on Form 8-K.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS AND RECOMMENDATIONS FOR DIRECTOR

Stockholder proposals for inclusion in Zoom's proxy materials for Zoom's 2007 Annual Meeting of Stockholders must be received by Zoom no later than January 19, 2007. These proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

Stockholders who wish to make a proposal at Zoom's 2007 Annual Meeting - other than one that will be included in Zoom's proxy materials - should notify Zoom no later than April 4, 2007. If a stockholder who wishes to present such a proposal fails to notify Zoom by this date, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the Securities and Exchange Commission.

Stockholders may make recommendations to the Nominating Committee of candidates for its consideration as nominees for director at Zoom's 2007 Annual Meeting of Stockholders by submitting the name, qualifications, experience and background of such person, together with a statement signed by the nominee in which he or she consents to act as such, to the Nominating Committee, c/o Secretary, Zoom Technologies, Inc., 207 South Street, Boston, Massachusetts 02111. Notice of such recommendations should be submitted in writing as early as possible, but in any event not later than 120 days prior to the anniversary date of the immediately preceding annual meeting or special meeting in lieu thereof and must contain specified information and conform to certain requirements set forth in Zoom's Bylaws. In addition, any persons recommended should at a minimum meet the criteria and qualifications referred to in the Nominating Committee's charter, a copy of which is publicly available on Zoom's website at www.zoom.com. The letter of recommendation from one or more stockholders should state whether or not the person(s) making the recommendation have beneficially owned 5% or more of Zoom's Common Stock for at least one year. The Nominating Committee may refuse to acknowledge the nomination of any person not made in compliance with the procedures set forth herein, in the Nominating Committee's Charter or in Zoom's Bylaws.

STOCKHOLDER COMMUNICATIONS

Any stockholder wishing to communicate with any of Zoom's directors regarding Zoom may write to the director c/o Investor Relations, Zoom Technologies, Inc., 207 South Street, Boston, Massachusetts 02111. Investor Relations will forward these communications directly to the director(s).

OTHER MATTERS

The Board of Directors knows of no other business to be presented for consideration at the Annual Meeting other than described in this proxy statement. However, if any other business should come before the Annual Meeting, it is the intention of the persons named in the proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by Zoom under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report on Executive Compensation," "Audit Committee Report" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

ANNUAL REPORT ON FORM 10-K

Copies of Zoom's Annual Report on Form 10-K for the year ending December 31, 2005, as filed with the Securities and Exchange Commission, are provided herewith and available to stockholders without charge upon written request addressed to Zoom Technologies, Inc., 207 South Street, Boston, Massachusetts 02111, Attention: Investor Relations.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

By order of the Board of Directors Frank Manning, President

Boston, Massachusetts
May 19, 2006

ZOOM TECHNOLOGIES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

JUNE 23, 2006

The undersigned stockholder of ZOOM TECHNOLOGIES, INC., a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated May 19, 2006, and hereby appoints Frank B. Manning and Robert A. Crist, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 207 South Street, Boston, Massachusetts 02111, on Friday, June 23, 2006, at 10:00 A.M. Eastern Time, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS.

DETACH PROXY CARD HERE
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES AS DIRECTORS.

1. ELECTION OF DIRECTORS:	☐	FOR ALL NOMINEES except as marked to the contrary below	☐	WITHHOLD AUTHORITY to vote for all nominees

Nominees: FRANK B. MANNING, PETER R. KRAMER, JOSEPH J. DONOVAN, BERNARD FURMAN, AND J. RONALD WOODS

Vote withheld from the following Nominee(s):_________________________________________________________________________________________________

INSTRUCTIONS: To withhold authority to vote for any individual nominee write that nominee’s name in the space provided above.

Mark here for address change and note at left	☐

Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing.

Signature: ___________________________________Date:_____________

Signature: ___________________________________Date

Please Detach Here
You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope
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